SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported) October 24, 2006

ACR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	0-12490	74-2008473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilcrest Drive,
Suite 440
Houston, Texas 77042
(Address of Principal Executive Offices, Including Zip Code)
(713) 780-8532
Registrant’s telephone number, including area code
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

DST Investments, a significant shareholder of ACR Group, Inc. (the “Company”), has filed a written plan in accordance with rule 10b5-1 of the Securities Exchange Act of 1934 to sell a portion of its holdings of the Company’s stock. DST, a general partnership, is owner of 1,468,394 shares of the Company’s common stock, which is approximately 12% of the Company’s outstanding shares. The spouse of Alex Trevino, Jr., the Company’s chairman and chief executive officer, is the beneficial owner of the DST partnership interests.

Under the plan, DST may sell up to 800,000 shares, once certain target price thresholds are reached, subject to applicable volume limitations prescribed by Rule 144 of the Securities Act of 1933. The sale of shares under the plan adopted by DST began on October 23, 2006. The plan terminates once the share limit is reached or October 10, 2007, whichever is sooner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACR Group, Inc.

Dated: October 24, 2006	By:	/s/ Anthony R. Maresca
Anthony R. Maresca Senior Vice President and Chief Financial Officer

Forward-Looking Statements

Statements in this release that relate to management's expectations or beliefs concerning future plans, expectations, events, and performance are "forward-looking" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results or events could differ materially from those anticipated in the forward-looking statements due to a variety of factors including, without limitation, weather conditions, the effects of competitive pricing, general economic conditions, and availability of capital. For more detailed information on the risks and uncertainties associated with these forward-looking statements and the Company's other activities, see the periodic reports filed by the Company with the Securities and Exchange Commission such as Form 10-K, Form 10-Q and Form 8-K.

# # #

For Immediate Release

Investor Relations Representative	Company Representative
Contact: Mr. Noel Ryan	Contact: Mr. Tony Maresca
Director, Lambert, Edwards & Associates	Chief Financial Officer, ACR Group, Inc.
616-233-0500	713-780-8532